Exhibit 99.1

180 Life Sciences Corp. Announces $11.7 Million Private Placement

MENLO PARK, Calif., Feb. 19, 2021 (GLOBE NEWSWIRE) -- 180 Life Sciences Corp. (NASDAQ: ATNF) (180 Life Sciences or the “Company”), a clinical-stage biotechnology company with its lead indication in Phase 2b/3, focused on the development of novel drugs that fulfill unmet needs in inflammatory diseases, fibrosis and pain, today announced that it has entered into securities purchase agreements with certain institutional investors to raise approximately $11.7 million through the private placement of 2,564,000 shares of its common stock and accompanying warrants to purchase an aggregate of up to 2,564,000 shares of common stock at a combined purchase price of $4.55 per share and accompanying warrant. The warrants will be exercisable immediately at an exercise price of $5.00 per share and will expire five years from the date of issuance. The closing of the private placement is expected to occur on February 23, 2021, subject to the satisfaction of certain customary closing conditions set forth in the securities purchase agreements.

Maxim Group LLC is acting as the sole placement agent for the transaction.

The shares of common stock and warrants described above have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. Pursuant to a registration rights agreement with the investors, the Company has agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock and the shares issuable upon exercise of the warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About 180 Life Sciences Corp.

180 Life Sciences Corp. is a clinical-stage biotechnology company focused on the development of novel drugs that fulfill unmet needs in inflammatory diseases, fibrosis and pain by leveraging the combined expertise of luminaries in therapeutics from Oxford University, the Hebrew University and Stanford University. 180 Life Sciences is leading the research into solving one of the world’s biggest drivers of disease – inflammation. The Company is driving groundbreaking studies into clinical programs, which are seeking to develop novel drugs addressing separate areas of inflammation for which there are no effective therapies. The Company’s primary platform is a novel program to treat fibrosis using anti-TNF (tumor necrosis factor), with its lead program in phase 2b/3 clinical trials.

Forward-Looking Statements

This press release includes “forward-looking statements”, including information about management’s view of the Company’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements and factors that may cause such differences include, without limitation, statements relating to the closing of the offering, which is subject to the satisfaction of customary closing conditions; the continued listing of the Company on The NASDAQ Stock Market; expectations regarding the capitalization, resources and ownership structure of the Company; expectations with respect to future performance, growth and anticipated acquisitions; the ability of the Company to execute its plans to develop and market new drug products and the timing and costs of these development programs; estimates of the size of the markets for its potential drug products; potential litigation involving the Company or the validity or enforceability of the intellectual property of the Company; global economic conditions; geopolitical events and regulatory changes; access to additional financing, and the potential lack of such financing; and the Company’s ability to raise funding in the future and the terms of such funding. These risk factors and others are included from time to time in documents the Company files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks, as well as in the definitive proxy statement/prospectus that the Company filed in connection with the recent merger. These reports and filings are available at www.sec.gov. All subsequent written and oral forward-looking statements concerning the Company, the transactions described herein or other matters and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The forward-looking statements included in this press release are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as otherwise provided by law.

Investors:

Jason Assad

Director of IR

180 Life Sciences Corp

(678) 570-6791

Jason@180lifesciences.com

Media Relations:

David Schull

David.Schull@russopartnersllc.com

(212) 845-4271